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                              COS FINANCIAL, INC.
                   (formerly General Service Leasing, Inc.)


                                    BY-LAWS

                                   ARTICLE I

                                 Stockholders

     SECTION 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on a day duly designated by the stockholders in January, if not a legal holiday, and if a legal holiday, then the next succeeding day not a legal holiday, for the transaction of such corporate business as may come before the meeting.

     SECTION 2. Special Meetings. Special meetings of the stockholders may be called at any time for any purpose or purposes by the Chairman of the Board, the President, by a Vice President, or by a majority of the Board of Directors, and shall be called forthwith by the Chairman of the Board, the President, by a Vice President, the Secretary-Treasurer or any director of the Corporation upon the request in writing of the holders of a majority of all the shares outstanding and entitled to vote on the business to be transacted at such meeting. Such request shall state the purpose or purposes of the meeting. Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of the meeting.

     SECTION 3. Place of Holding Meetings. All meetings of stockholders shall be held at the principal office of the Corporation or elsewhere in the United States as designated by the Board of Directors.

     SECTION 4. Notice of Meetings. Written notice of each meeting of the stockholders shall be mailed, postage prepaid by the Secretary-Treasurer, to each stockholder of record entitled to vote thereat at his post office address, as it appears upon the books of the Corporation, at least ten (10) days before the meeting. Each such notice shall state the place, day, and hour at which the meeting is to be held and, in the case of any special meeting, shall state briefly the purpose or purposes thereof.

     SECTION 5. Quorum. The presence in person or by proxy of the holders of record of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law, by the Articles of Incorporation or by these By-Laws. If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the stockholders present or represented, without any notice other than by announcement at the meeting, until a quorum shall attend. At any adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted if the meeting had been held as originally called.
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     SECTION 6.  Conduct of Meetings.  Meetings of stockholders shall be presided over by the President of the Corporation or if he is not present, by a Vice President or if none of said officers is present, by chairman to be elected at the meeting. The Secretary-Treasurer of the Corporation, or if he is not present, any Assistant Secretary-Treasurer shall act as secretary of such meetings: in the absence of the Secretary-Treasurer and any Assistant Secretary-Treasurer the presiding officer may appoint a person to act as Secretary-Treasurer of the meeting.

     SECTION 7. Voting. At all meetings of stockholders, every stockholder entitled to vote thereat shall have one (1) vote for each share of stock standing in his name on the books of the Corporation on the date for the determination of stockholders entitled to vote at such meeting. Such vote may be either in person or by proxy appointed by an instrument in writing, subscribed by such stockholder or his duly authorized attorney, bearing a date not more than three (3) months prior to said meeting, unless said instrument provides for a longer period. Such proxy shall be dated, but need not be sealed, witnessed or acknowledged. All elections shall be had and all questions shall be decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided by law, in the Articles of Incorporation or by these By-Laws.

     If the chairman of the meeting shall so determine, a vote by ballot may be taken upon any election or matter, and the vote shall be so taken upon the request of the holders of ten percent (10%) of the stock entitled to vote on such election or matter. In either of such events, the proxies and ballots shall be received and be taken in charge and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by the tellers. Such tellers shall be appointed by the chairman of said meeting.


                                  ARTICLE II

                              Board of Directors

     SECTION 1. General Powers. The property and business of the Corporation shall be managed under the direction of the Board of Directors of the Corporation.

     SECTION 2. Number and Term of Office. The number of directors shall be three or such other number, but not less than three as may be designated from time to time by resolution of a majority of the entire Board of Directors provided that so long as there are less than three stockholders, the number of directors may be less than three but not less than the number of stockholders. Directors need not be stockholders. The directors shall be elected each year at the annual meeting of stockholders, except as hereinafter provided, and each director shall serve until his successor shall be elected and shall qualify.

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     SECTION 3.  Filling of Vacancies.  In the case of any vacancy in the Board of Directors through death, resignation, disqualification, removal or other cause, the remaining directors, by affirmative vote of the majority thereof, may elect a successor to hold office for the unexpired portion of the term of the director whose place shall be vacant, and until the election of his successor, or until he shall be removed, prior thereto, by an affirmative vote of the holders of a majority of the stock.

     Similarly and in the event of the number of directors being increased as provided in these By-Laws, the additional directors so provided for shall be elected by a majority of the entire Board of Directors already in office, and shall hold office until the next annual meeting of stockholders and thereafter until his or their successors shall be elected.

     Any director may be removed from office with or without cause by the affirmative vote of the holders of the majority of the stock issued and outstanding and entitled to vote at any special meeting of stockholders regularly called for the purpose.

     SECTION 4. Place of Meeting. The Board of Directors may hold their meetings and have one or more offices, and keep the books of the Corporation, either within or outside the State of Maryland, at such place or places as they may hold their meetings by conference telephone or other similar electronic communications equipment in accordance with the provisions of the Maryland Corporation law.

     SECTION 5. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board, provided that notice of every resolution of the Board fixing or changing the time or place for the holding of regular meetings of the Board shall be mailed to each director at least three (3) days before the first meeting held pursuant thereto. The annual meeting of the Board of Directors shall be held immediately following the annual stockholders' meeting at which a Board of Directors is elected. Any business may be transacted at any regular meeting of the Board.

     SECTION 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman of the Board or the President and must be called by the Chairman of the Board, the President or the Secretary-Treasurer upon written request of a majority of the Board of Directors. The Secretary-Treasurer shall give notice of each special meeting of the Board of Directors, by mailing the same at least three (3) days prior to the meeting or by telegraphing the same at least two (2) days before the meeting, to each director; but such notice may be waived by any director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at any special meetings. At any meeting at which every director shall be present, even though without notice, any business may be transacted and any director may in writing waive notice of the time, place and objectives of any special meeting.

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     SECTION 7.  Quorum.  A majority of the whole number of directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors, but, if at any meeting less than a quorum shall be present, a majority of those present may adjourn the meeting from time to time, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Articles of Incorporation or by these By-Laws.

     SECTION 8. Compensation of Directors. Directors shall not receive any stated salary for their services as such, but each director shall be entitled to receive from the Corporation reimbursement of the expenses incurred by him in attending any regular or special meeting of the Board, and, by resolution of the Board of Directors, a fixed sum may also be allowed for attendance at each regular or special meeting of the Board and such reimbursement and compensation shall be payable whether or not a meeting is adjourned because of the absence of a quorum. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 9. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such names as may be determined from time to time by resolution adopted by the Board of Directors.


                                  ARTICLE III

                                   Officers

     SECTION 1. Election, Tenure and Compensation. The officers of the Corporation shall be a President and a Secretary-Treasurer, and also such other officers including one or more Vice Presidents and/or one or more assistants to the foregoing officers as the Board of Directors from time to time may consider necessary for the proper conduct of the business of the Corporation. The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the stockholders except where a longer term is expressly provided in an employment contract duly authorized and approved by the Board of Directors. The President and Chairman of the Board shall be directors and the other officers may, but need not be, directors. Any two or more of the above offices, except those of President and Vice President, may not be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these By-Laws to be executed, acknowledged or verified by any two or more officers. The compensation or salary paid all officers of the Corporation shall be fixed by resolutions adopted by the Board of Directors.

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     In the event that any office other than an office required by law shall not be filled by the Board of Directors, or, once filled, subsequently becomes vacant, then such office and all references thereto in these By-Laws shall be deemed inoperative unless and until such office is filled in accordance with the provisions of these By-Laws.

     Except where otherwise expressly provided in a contract duly authorized by the Board of Directors, all officers and agents of the Corporation shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors, and all officers, agents, and employees shall hold office at the discretion of the Board of Directors or of the officers appointing them.

     SECTION 2. Powers and Duties of the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors unless the Board of Directors shall by a majority vote of a quorum thereof elect a chairman other than the Chairman of the Board to preside at meetings of the Board of Directors. He may sign and execute all authorized bonds, contracts or other obligations in the name of the Corporation; and he shall be ex-officio a member of all standing committees.

     SECTION 3. Powers and Duties of the President. The President shall be the chief executive officer of the Corporation and shall have general charge and control of all its business affairs and properties. He shall preside at all meetings of the stockholders.

     The President may sign and execute all authorized bonds, contracts or other obligations in the name of the Corporation. He shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation. The President shall be ex-officio a member of all the standing committees. He shall do and perform such other duties as may, from time to time, be assigned to him by the Board of Directors.

     In the event that the Board of Directors does not take affirmative action to fill the office of Chairman of the Board, the President shall assume and perform all powers and duties given to the Chairman of the Board by these By-Laws.

     SECTION 4. Powers and Duties of the Vice President. The Board of Directors shall appoint a Vice President and may appoint more than one Vice President. Any Vice President (unless otherwise provided by resolution of the Board of Directors) may sign and execute all authorized bonds, contracts, or other obligations in the name of the Corporation. Each Vice President shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors or by the President. In case of the absence or disability of the President, the duties of that office shall be performed by any Vice President, and the taking of any action by any such Vice President shall be conclusive evidence of the absence or disability of the President.

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     SECTION 5.  Secretary-Treasurer.  The Secretary-Treasurer shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect to do so any such notice may be given by any person thereunto directed by the President, or by the directors or stockholders upon whose written request the meeting is called as provided in these By-Laws. The Secretary-Treasurer shall record all the proceedings of the meetings of the stockholders and of the directors in books provided for that purpose, and he shall perform such other duties as may be assigned to him by the directors or the President. He shall have custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President, and attest the same.

     The Secretary-Treasurer shall have custody of all the funds and securities of the Corporation, and he shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors.

     The Secretary-Treasurer shall disburse the funds of the Corporation as may be ordered by the stockholders, taking proper vouchers for such disbursements. He shall render to the President and the Board of Directors, whenever either of them so requests, an account of all his transactions as Secretary-Treasurer and of the financial condition of the Corporation.

     The Secretary-Treasurer shall give the Corporation a bond, if required by the Board of Directors, in a sum, and with one or more sureties, satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation in case of his death, resignation, retirement, or removal from office of all books, papers, vouchers, moneys, and other properties of whatever kind in his possession or under his control belonging to the Corporation.

     The Secretary-Treasurer shall perform all the duties generally incident to the office of the Secretary-Treasurer, subject to the control of the Board of Directors and the President.

     SECTION 6. Assistant Secretary-Treasurer. The Board of Directors may appoint an Assistant Secretary-Treasurer or more than one Assistant Secretary-Treasurer. Each Assistant Secretary-Treasurer shall (except as otherwise provided by resolution of the Board of Directors) have power to perform all duties of the Secretary-Treasurer in the absence or disability of the Secretary-Treasurer and shall have such other powers and shall perform such other duties as may be assigned to him by the Board of Directors or the President. In case of the absence or disability of the Secretary-Treasurer, the duties of the office shall be performed by any Assistant Secretary-Treasurer, and the taking of any action by any such Assistant Secretary-Treasurer in place of the Secretary-Treasurer shall be conclusive evidence of the absence or disability of the Secretary-Treasurer.

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                                  ARTICLE IV

                                 Capital Stock

     SECTION 1. Issuance of Certificates of Stock. The certificates for shares of the stock of the Corporation shall be of such form not inconsistent with the Articles of Incorporation, or its amendments, as shall be approved by the Board of Directors. All certificates shall be signed by the President or by the Vice President and countersigned by the Secretary-Treasurer or by an Assistant Secretary-Treasurer. All certificates for each class of stock shall be consecutively numbered. The name of the person owning the shares issued and the address of the holder, shall be entered in the Corporation's books. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificated representing the same number of shares shall be issued until the former certificate or certificates for the same number of shares shall have been so surrendered and canceled, unless a certificate of stock be lost or destroyed, in which event another may be issued in its stead upon proof of such loss or destruction and unless waived by the President, the giving of a satisfactory bond of indemnity not exceeding an amount double the value of the stock. Both such proof and such bond shall be in a form approved by the general counsel of the corporation, the Transfer Agent of the Corporation and by the Registrar of the stock.

     SECTION 2. Transfer of Shares. Shares of the capital stock of the Corporation shall be transferred on the books of the Corporation only by the holder thereof in person or by his attorney upon surrender and cancellation of certificates for a like number of shares as hereinbefore provided.

     SECTION 3. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Maryland.

     SECTION 4. Closing Transfer Books. The Board of Directors may fix the time not exceeding ten (10) days preceding the date of any meeting of stockholders or any dividend payment date or any date for the allotment of rights, during which time the books of the Corporation shall be closed against transfers of stock, or, in lieu thereof, the directors may fix a date not exceeding ten (10) days preceding the date of any meeting of stockholders or any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting or to receive such dividends or rights as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights as the case may be.

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                                   ARTICLE V

                                Corporate Seal

     SECTION 1. Seal. In the event that the President shall direct the Secretary-Treasurer to obtain a corporate seal, the corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its organization and the word "Maryland". Duplicate copies of the corporate seal may be provided for use in the different offices of the Corporation but each copy thereof shall be in the custody of the Secretary-Treasurer of the Corporation or of an Assistant Secretary-Treasurer of the Corporation nominated by the Secretary-Treasurer.


                                  ARTICLE VI

                            Bank Accounts and Loans

     SECTION 1. Bank Accounts. Such officers or agents of the Corporation as from time to time shall be designated by the Board of Directors shall have authority to deposit any funds of the Corporation in such banks or trust companies as shall from time to time be designated by the Board of Directors and such officers or agents as from time to time shall be authorized by the Board of Directors may withdraw any or all of the funds of the Corporation so deposited in any bank or trust company, upon checks, drafts or other instruments or orders for the payment of money, drawn against the account or in the name or on behalf of this Corporation, and made or signed by such officers or agents; and each bank or trust company with which funds of the Corporation are so deposited is authorized to accept, honor, cash and pay, without limit as to amount, all checks, drafts or other instruments or orders for the payment of money, when drawn, made or signed by officers or agents so designated by the Board of Directors until written notice of the revocation of the authority of such officers or agents by the Board of Directors shall have been received by such bank or trust company. There shall from time to time be certified to the banks or trust companies in which funds of the Corporation are deposited, the signature of the officers or agents of the Corporation so authorized to draw against the same. In the event that the Board of Directors shall fail to designate the persons by whom checks, drafts and other instruments or orders for the payment of money shall be signed, as hereinabove provided in this Section, all of such checks, drafts and other instruments or orders for the payment of money shall be signed by the President or a Vice President and countersigned by the Secretary-Treasurer or an Assistant Secretary-Treasurer of the Corporation.

     SECTION 2. Loans. Such officers or agents of this Corporation as from time to time shall be designated by the Board of Directors shall have authority to effect loans, advances or other forms of credit at any time or times for the Corporation from such banks, trust companies, institutions, corporations, firms or persons as the Board of Directors shall from time to time

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designate, and as security for the repayment of such loans, advances or other forms of credit to assign, transfer, endorse and deliver, either originally or in addition or substitution, any or all stocks bonds, rights and interests of any kind in or to stocks or bonds, certificates of such rights or interests, deposits, accounts documents covering merchandise, bills and accounts receivable and other commercial paper and evidences of debt at any time held by the Corporation; and for such loans, advances or other forms of credit to make, execute and deliver one or more notes, acceptances or written obligations of the Corporation on such terms, and with such provisions as to the security or sale or disposition thereof as such officers or agents shall deem proper; and also to sell to, or discount or rediscount with, such banks, trust companies, institutions, corporations, firms or persons any and all commercial paper, bills receivable, acceptances and other instruments and evidences of debt at any time held by the Corporation, and to that end to endorse, transfer and deliver the same. There shall from time to time be certified to each bank, trust company, institution, corporation, firm or person so designated the signatures of the officers or agents so authorized; and each such bank, trust company, institution, corporation, firm or person is authorized to rely upon such certification until written notice of the revocation by the Board of Directors of the authority of such officers or agents shall be delivered to such bank, trust company, institution, corporation, firm or person.


                                  ARTICLE VII

                                Reimbursements

     SECTION 1. Any payments made to an officer or other employee of the Corporation, such as salary, commission, interest or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or other employee of the Corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a Board, to enforce payment of each amount disallowed. In lieu of payment by the officer or other employee, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered. Officers or other employees shall incur certain expenses for which such officers or other employees are not entitled to reimbursement.

                                 ARTICLE VIII

                           Miscellaneous Provisions

     SECTION 1. Fiscal Year. The fiscal year of the Corporation shall end on the last day of December.

     SECTION 2. Notices. Whenever, under the provisions of these By-Laws, notice is required to be given to any director, officer or stockholder, it shall not be construed to mean

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personal notice, but such notice shall be given in writing, by mail, by depositing the same in a post office or letter box, in a postpaid sealed wrapper, addressed to each stockholder, officer or director at such address as appears on the books of the Corporation, or in default of any other address, to such director, officer or stockholder, at the general post office in the City of Beltsville, Maryland, and such notice shall be deemed to be given at the time the same shall be thus mailed. Any stockholder, director or officer may waive any notice required to be given under these By-Laws.

                                  ARTICLE IX

                                  Amendments

     SECTION 1. Amendment of By-Laws. The Board of Directors shall have the power and authority to amend, alter or repeal these By-Laws or any provision thereof, and may from time to time make additional By-Laws.

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